UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock trades exclusively on the OTCQX® Best Market under the symbol “VXRT.”

Item 1.01           Entry into a Material Definitive Agreement.

On June 22, 2026, Vaxart, Inc. (the “Company”) entered into Modification No. 7 (the “Modification”) to the ATI-RRPV Project Award Agreement No. 001, dated June 13, 2024 (the “Project Agreement”), with Advanced Technology International, the Rapid Response Partnership Vehicle’s Consortium Management Firm funded by the Biomedical Advanced Research and Development Authority (“BARDA”) of the U.S. Department of Health and Human Services. As previously disclosed, pursuant to the Project Agreement, the Company received funding to conduct a Phase 2b comparative study (the “Trial”) evaluating the Company’s oral pill COVID-19 vaccine candidate against an mRNA vaccine comparator approved by the U.S. Food and Drug Administration.

Pursuant to the Modification, the total amount of funding available for payment under the Project Agreement is approximately $345 million (a decrease of approximately $116 million from the prior modification), following an approximately 50% reduction in participants enrolled in the trial as the result of a BARDA partial termination ordered on August 5, 2025. The approximately $345 million of funding available includes approximately $68 million of firm fixed price amounts and the remaining amount for reimbursement of costs incurred in trial preparation and execution activities. In addition, the Modification allows for the release of approximately $29 million for completion of the trial and exploratory analyses to further evaluate safety and efficacy.

The foregoing description of the Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification, which will be filed as an exhibit to the Company’s next periodic report.

Item 8.01           Other Events.

On June 25, 2026, the Company issued a press release announcing the Modification. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and, other than the quotes by Steven Lo, is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026	VAXART, INC.

By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer